EXHIBIT 99.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In  connection with the filing of the Annual Report on Form 10KSB for the year ended  December  31, 2002 (the  "Report") by Elution Technologies, Inc. (formerly Nostalgia Motorcars, Inc.), each of the undersigned hereby certifies that:

     1.   The Report complies in all material respects with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

     2.   The information contained in the Report fairly presents, in all material respects, the financial condition and results of  the operations of Registrant.

Dated:  May 15, 2003

/s/ Thomas Kreitzer

Name: Thomas Kreitzer

Title: Chief Executive Officer

/s/  Thomas Kreitzer

Name:  Thomas Kreitzer

Title: Principal Accounting Officer